UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on February 1, 2026, Coterra Energy Inc., a Delaware corporation (the “Company” or “Coterra”), Devon Energy Corporation, a Delaware corporation (“Devon”), and Cubs Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Devon (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Coterra (the “Merger”), with Coterra surviving the Merger as a wholly-owned subsidiary of Devon.

On March 12, 2026, Devon filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-294222) (as amended, the “Registration Statement”), which was declared effective by the SEC on March 26, 2026, and which included a Joint Proxy Statement/Prospectus of the Company and Devon in connection with the Merger (such Joint Proxy Statement/Prospectus as filed by the Company on March 30, 2026, the “Joint Proxy Statement/Prospectus”). Each of the Company and Devon will hold a special meeting of its stockholders, respectively, on May 4, 2026 in connection with the transactions contemplated by the Merger Agreement (the “Proposed Transaction”) as further described in the Joint Proxy Statement/Prospectus.

Stockholder Communications Related to the Merger

Since the filing of the Joint Proxy Statement/Prospectus, as of the date hereof, the Company has received multiple demand letters from purported stockholders of the Company related to the Proposed Transaction (the “Demand Letters”) alleging that the Joint Proxy Statement/Prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Merger and seeking additional disclosures to remedy these alleged deficiencies and omissions. It is possible that additional, similar Demand Letters may be received by the Company regarding the Proposed Transaction or that complaints may be filed against the Company or the Company’s board of directors. Absent new or different allegations that are material or a disclosure obligation under the U.S. federal securities laws, the Company will not necessarily disclose such additional demands or complaints.

The Company and the Company’s directors deny that any further disclosure beyond that already contained in the Joint Proxy Statement/Prospectus is required under applicable law. However, in order to avoid the risk that the Demand Letters may delay or otherwise adversely affect the consummation of the Merger, to avoid nuisance and minimize the distractions, uncertainties and expense inherent in litigation, and without admitting any liability or wrongdoing, the Company is voluntarily making certain disclosures below that supplement those contained in the Joint Proxy Statement/Prospectus. These disclosures, and disclosures of certain other matters, are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and the Company’s directors specifically deny all allegations in the Demand Letters and specifically deny that any additional disclosure was or is required or that the supplemental disclosures below are otherwise material.

SUPPLEMENT TO PROXY STATEMENT

The Company is supplementing the Joint Proxy Statement/Prospectus with certain additional information set forth below. These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety and is available on the SEC’s website at www.sec.gov, along with the periodic reports and other information the Company files with the SEC. The supplemental disclosures contained herein will not affect the timing of special meetings of the Company’s and Devon’s stockholders, which are scheduled to be held on May 4, 2026, at 10:00 a.m. Central Time.

All page references are to pages in the Joint Proxy Statement/Prospectus, and terms used below, unless otherwise defined, have the meanings set forth in the Joint Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Joint Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Joint Proxy Statement/Prospectus. New text within the amended and supplemented language from the Joint Proxy Statement/Prospectus is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Joint Proxy Statement/Prospectus is indicated in bold and strikethrough text (e.g., ~~bold, strikethrough text~~).

The disclosure beginning on page 71 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Discounted Cash Flow Analysis; Company Stand-Alone” is hereby revised and supplemented as follows:

Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 9.0%, reflecting estimates of Coterra’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for Coterra for the fiscal years 2026 through 2030 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Coterra, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.25x to 5.25x, to a terminal year estimate of the EBITDA to be generated by Coterra of approximately $5,202 million, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from (1.0)% to (0.6)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Coterra. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Coterra’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Coterra, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Coterra by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Coterra the amount of Coterra’s net debt (calculated as total debt less cash and cash equivalents) of approximately $3,686 million and preferred stock of approximately $8 million, as provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative equity values for Coterra. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Coterra of approximately 767 million, as of January 30, 2026, as provided by and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method, to derive a range of illustrative present values per share ranging from $25.43 to $31.86.

The disclosure beginning on page 71 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Present Value of Future Share Price Analysis; Company Stand-Alone” is hereby revised and supplemented as follows:

Goldman Sachs then subtracted the amount of Coterra’s forecasted net debt (calculated as total debt, less cash and cash equivalents) of approximately $3,050 million and $2,495 million for each of fiscal years 2026 to 2027, respectively, and preferred stock of approximately $8 million for each of the fiscal years 2026 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Coterra, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Coterra Common Stock of approximately 732 million and 692 million for each of fiscal years 2026 to 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied future values per share of Coterra Common Stock (excluding dividends). By applying an illustrative discount rate of 9.0%, reflecting an estimate of Coterra’s cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical future values per share it derived for Coterra and the estimated dividends to be paid per share of Coterra Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Coterra, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $24.05 to $30.47 per share of Coterra Common Stock.

The disclosure beginning on page 71 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Discounted Cash Flow Analysis; Devon Stand-Alone” is hereby revised and supplemented as follows:

Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 9.0%, reflecting estimates of Devon’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for Devon for the fiscal years 2026 through 2030 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Devon, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.00x to 4.75x, to a terminal year estimate of the EBITDA to be generated by Devon of approximately $7,787 million, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from (1.1)% to (1.0)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Devon. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including Devon’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Devon, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Devon by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Devon the amount of Devon’s net debt (calculated as total debt, including the impact of the finance lease liabilities, less cash and cash equivalents) of approximately $7,052 million and unfunded pension liability and added equity method investments, as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative equity values for Devon. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Devon of approximately 622 million, as of January 30, 2026, as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method, to derive a range of illustrative present values per share ranging from $41.60 to $51.12.

The disclosure beginning on page 72 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Present Value of Future Share Price Analysis; Devon Stand-Alone” is hereby revised and supplemented as follows:

Goldman Sachs then subtracted the amount of Devon’s forecasted net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents), of approximately $5,955 million and $4,745 million for each of fiscal years 2026 to 2027, respectively, preferred stock of approximately $0 million for each of fiscal years 2026 to 2027 and unfunded pension liability and added equity method investments, for each of the fiscal years 2026 to 2027, each as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Devon Common Stock of approximately 596 million and 569 million for each of fiscal years 2026 to 2027, respectively, calculated using information provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied future values per share of Devon Common Stock (excluding dividends). By applying an illustrative discount rate of 9.4%, reflecting an estimate of Devon’s cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical future values per share it derived for Devon and the estimated dividends to be paid per share of Devon Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Devon, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $37.76 to $49.29 per share of Devon Common Stock.

The disclosure beginning on page 72 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Discounted Cash Flow Analysis; Pro Forma Combined Company” is hereby revised and supplemented as follows:

Using the mid-year convention for discounting cash flows and discounted rates ranging from 7.5% to 9%, reflecting estimates of the weighted average cost of capital of the pro forma combined company, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for the pro forma combined company for the fiscal years 2026 through 2030 as reflected in the Forecasts, including the Synergies, and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.25x to 5.25x, to a terminal year estimate of the EBITDA to be generated by the pro forma combined company of approximately $13,638 million, as reflected in the Forecasts, including the Synergies (which analysis implied perpetuity growth rates ranging from (1.6)% to (1.1)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Coterra and Devon. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the pro forma combined company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative pro forma enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative pro forma enterprise values it derived for the pro forma combined company the amount of the pro forma combined company’s net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents) of approximately $11,238 million, preferred stock, and unfunded pension liability and added equity method investments pro forma for the merger, as provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative pro forma equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative pro forma equity values it derived by the number of pro forma fully diluted outstanding shares of common stock on a pro forma basis of approximately 1,159 million, as of January 27, 2026 (referred to in this section as the “Combined Company Common Stock”), as provided by and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method. Goldman Sachs then multiplied the range of implied present value per share of Combined Company Common Stock by the Exchange Ratio. This analysis resulted in a range of implied present values of the Exchange Ratio to be paid per share of Coterra Common Stock ranging from $30.67 to $38.51.

The disclosure beginning on page 73 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Illustrative Present Value of Future Share Price Analysis; Pro Forma Combined Company” is hereby revised and supplemented as follows:

Goldman Sachs then subtracted the amount of the pro forma combined company’s forecasted net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents) of approximately $9,222 million and $6,772 million for each of fiscal years 2026 to 2027, respectively, preferred stock of approximately $8 million for each of fiscal years 2026 to 2027, and unfunded pension liability and added equity method investments pro forma for the merger, for each of the fiscal years 2026 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Coterra from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for the pro forma combined company for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Combined Company Common Stock pro forma for the merger of approximately 1,108 million and 1,052 million in each of fiscal years 2026 to 2027, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied pro forma future values per share of Coterra Common Stock (excluding dividends). By applying an illustrative discount rate of 9.3%, reflecting an estimate of the pro forma combined company’s cost of equity pro forma for the merger, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical pro forma future values per share it derived for the pro forma combined company and the pro forma estimated dividends to be paid per share of Combined Company Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of implied present value of the pro forma future value per share of Combined Company Common Stock by the Exchange Ratio. This analysis resulted in a range of implied present values of the Exchange Ratio to be paid per share of Coterra Common Stock of $27.95 to $36.88.

The disclosure beginning on page 74 of the Joint Proxy Statement/Prospectus under the heading “The Merger – Opinion of Coterra’s Financial Advisor – Selected Precedent Transactions Premia Analysis” is hereby revised and supplemented as follows:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in certain transactions listed below announced from December 31, 2019 through January 30, 2026, involving a U.S. public company in the exploration and production industry with a transaction value greater than $3.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the high, low, median and mean premiums for the price paid in the 13 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 10.6% and a mean premium of 9.3% across the period. This analysis also indicated a high premium of 19.9% and a low premium of (2.9)% across the period. With respect to each of these transactions, Goldman Sachs calculated the implied premium of the price paid in the transaction relative to the last undisturbed closing share price of the acquired company prior to the announcement of the transaction. The following table presents the results of this analysis and the transaction value of each transaction:

Announcement Date	Target	Acquiror	Transaction Value ($Bn)	1-Day Implied Premium to Last Undisturbed Closing Share Price
5/29/2024	Marathon Oil Corporation	ConocoPhillips	$22.5	14.7%
1/11/2024	Southwestern Energy Company	Chesapeake Energy Corporation	$11.6	14.3%
1/4/2024	Callon Petroleum	APA Corporation	$4.5	13.8%
10/23/2023	Hess Corporation	Chevron Corporation	$60.0	4.9%
10/11/2023	Pioneer Natural Resources Company	Exxon Mobil Corporation	$64.5	19.9%
8/21/2023	Earthstone Energy Inc.	Permian Resources Corporation	$4.5	14.8%
5/22/2023	PDC Energy, Inc.	Chevron Corporation	$7.6	10.6%
3/7/2022	Whiting Petroleum Corporation	Oasis Petroleum Inc.	$3.9	(2.9)%
5/24/2021	Cimarex Energy Co.	Cabot Oil & Gas Corporation	$8.8	0.4%
10/20/2020	Parsley Energy, Inc.	Pioneer Natural Resources Company	$7.6	7.9%
10/19/2020	Concho Resources Inc.	ConocoPhillips	$12.9	11.7%
9/28/2020	WPX Energy, Inc.	Devon Energy Corporation	$5.8	2.6%
7/20/2020	Noble Energy, Inc.	Chevron Corporation	$13.0	7.6%

Additional Information and Where to Find It

In connection with the proposed merger of Devon and Coterra, Devon filed with the Securities and Exchange Commission a registration statement on Form S-4, as amended, on March 24, 2026 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement on Form S-4 was declared effective by the SEC on March 26, 2026. Each of Devon and Coterra filed a definitive Joint Proxy Statement/Prospectus with the SEC on March 30, 2026 and commenced mailing to their respective stockholders on or about March 30, 2026. Each of Devon and Coterra may also file with or furnish to the SEC other relevant documents regarding the Proposed Transaction. This current report on Form 8-K is not a substitute for the Joint Proxy Statement/Prospectus or any other document that Devon or Coterra has filed or may file with or furnish to the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND COTERRA ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, COTERRA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the registration statement and the Joint Proxy Statement/Prospectus and other documents containing important information about Devon and Coterra free of charge from the SEC’s website. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at investors.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn. Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by Coterra with the SEC may be obtained free of charge at Coterra’s website at investors.coterra.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Coterra by requesting them by mail at Coterra, Attn: Investor Relations, Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This communication includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, Devon’s and Coterra’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology.  All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Devon or Coterra expects, believes or anticipates will or may occur in the future are forward-looking statements.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s and Coterra’s control. Consequently, actual future results could differ materially and adversely from Devon’s and Coterra’s expectations due to a number of factors, including, but not limited to those, identified below.

With respect to the Proposed Transaction, these factors could include, but are not limited to: the risk that Devon or Coterra may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the expected dividends and share repurchases, as well as related growth and yield, may not be approved by the board of directors of the combined company or realized on the stated timeline or at all; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, business partners, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices, including from changes in trade relations and policies, such as the imposition of tariffs by the U.S., China or other countries; uncertainties inherent in estimating oil, gas and NGL reserves; the uncertainties, costs and risks involved in Devon’s and Coterra’s operations; natural disasters and epidemics; counterparty credit risks; risks relating to Devon’s and Coterra’s indebtedness; risks related to Devon’s and Coterra’s hedging activities; risks related to Devon’s and Coterra’s environmental, social and governance initiatives; claims, audits and other proceedings impacting the business of Devon or Coterra, including with respect to historic and legacy operations; governmental interventions in energy markets; competition for assets, materials, people and capital, which can be exacerbated by supply chain disruptions, including as a result of tariffs or other changes in trade policy; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to federal lands, environmental matters and water disposal; cybersecurity risks; risks associated with artificial intelligence and other emerging technologies; Devon’s and Coterra’s limited control over third parties who operate some of their respective oil and gas properties and investments; midstream capacity constraints and potential interruptions in production, including from limits to the build out of midstream infrastructure; the extent to which insurance covers any losses Devon or Coterra may experience; risks related to shareholder activism; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and Coterra’s respective businesses.

Additional information concerning other risk factors is also contained in Devon’s and Coterra’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s or Coterra’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Devon or Coterra for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per share of Devon or Coterra, as applicable. Neither Devon nor Coterra gives any assurance (1) that either Devon or Coterra will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Devon, Coterra, the Proposed Transaction, the combined company or other matters and attributable to Devon or Coterra or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon and Coterra do not undertake, and expressly disclaim, any duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

Date: April 24, 2026	By:	/s/ Adam M. Vela
	Name:	Adam M. Vela
	Title:	Senior Vice President and General Counsel